UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)   January 30, 2007

Denali Sciences, Inc.
(Exact Name of registrant as specified in its charter)

Delaware	000-51622	20-3327015
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o Paramount BioCapital Investments, LLC; 787 Seventh Avenue; 48th Floor; New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 554-4300

N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1-REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

We entered into an Agreement and Plan of Merger dated as of January 30, 2007 (the “Merger Agreement”) by and among Denali Sciences, Inc., a Delaware corporation (the “Registrant”), Denali Acquisition Corp., a Delaware corporation and a newly-formed, wholly owned subsidiary of the Registrant (the “Merger Sub”), and Velcera Pharmaceuticals, Inc. , a Delaware corporation (“Velcera”) pursuant to which the Merger Sub will merge with and into Velcera and Velcera will become a wholly owned subsidiary of the Registrant (the “Merger”).

The Merger Agreement contemplates that upon completion of the Merger, (i) the Registrant will adopt and continue implementing Velcera’s business plan; and (ii) the current officers and directors of the Registrant will resign and the current officers and directors of Velcera will be appointed officers and directors of the Registrant. For accounting purposes, the Merger will be accounted for as a reverse acquisition with Velcera as the accounting acquiror (legal acquiree) and the Registrant as the accounting acquiree (legal acquiror).

The closing of the Merger, which is subject to the fulfillment of specified conditions, is expected to occur during the first quarter of 2007. However, there can be no assurance that the conditions to closing will be fulfilled or that the Merger will ultimately be consummated.

SECTION 9—FINANCIAL STATEMENTS AND EXHIBITS

Item  9.01.    Financial Statements and Exhibits.

(c)   Exhibits

Exhibit	Description
10.1	Agreement and Plan of Merger dated as of January 30, 2007 by and among the Registrant, the Merger Sub and Velcera.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2007

DENALI SCIENCES, INC.

By:	/s/ J. Jay Lobell
J. Jay Lobell
President